Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 25, 2018, relating to the consolidated financial statements of Shuttle Pharmaceuticals Holdings, Inc. (“Company”) as of and for the year ended December 31, 2017. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Paritz & Company P.A.

Hackensack, New Jersey

September 12, 2019